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                                                               Exhibit 99(d)(ii)

CERTIFICATE NUMBER                                             NUMBER OF SHARES


-------------                                                  -----------------



                COHEN & STEERS ADVANTAGE INCOME REALTY FUND, INC.
                             a Maryland corporation
             Series [M] [W] Auction Rate Cumulative Preferred Shares
                            $.001 Par Value Per Share
                    $25,000 Liquidation Preference Per Share


                                                             Cusip No.__________



         This certifies that _______________ is the owner of __________ fully paid and non-assessable Series [M] [W] Shares of Auction Rate Cumulative Preferred Shares, par value $.001 per share, $25,000 liquidation preference per share, of Cohen & Steers Advantage Income Realty Fund, Inc. (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.


         IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this______________ day of _____________________ A.D. 2001.



____________________________,                 COHEN & STEERS ADVANTAGE
As Transfer Agent and Registrar                 INCOME REALTY FUND, INC.

By:_________________________                  By:___________________________
    Authorized Signature                             Name: Martin Cohen
                                                     Title:  President

                                              Attest:_______________________
                                                     Name: Lawrence B. Stoller
                                                     Title: Assistant Secretary





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                                  TRANSFER FORM



         FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto _______________ Series [M] [W] Auction Rate Cumulative Preferred Shares represented by this Certificate, and does hereby irrevocably constitute and appoint ___________________________ attorney to transfer said Shares on the books of the within named Fund with full power of substitution in the premises.


Dated: _____________________, _______


    In presence of:


---------------------                       --------------------




         Series [M] [W] Auction Rate Cumulative Preferred Shares evidenced by this Certificate may be sold, transferred or otherwise disposed of only pursuant to the provisions of the Fund's Articles Supplementary Creating and Fixing the Rights of Series M and Series W Auction Rate Cumulative Preferred Shares, a copy of which may be obtained at the office of the State Department of Assessments and Taxation of Maryland.

         The Fund will furnish information about the restrictions on transferability to any stockholder upon request and without charge. Any such request should be addressed to the Secretary of the Fund.

         The Fund will furnish to any stockholder on request and without charge a full statement of the designations, and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class authorized to be issued, the differences in the relative rights and preferences between shares of any series of any authorized preferred or special class to the extent they have been set, and the authority of the Board of Directors to classify unissued shares and to set the relative rights and preference thereof and of any subsequent series of such preferred or special classes. Any such request should be addressed to the Secretary of the Fund.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.